AMENDMENT NO. 2 TO THE
                            APPLIED MATERIALS, INC.
                          1995 EQUITY INCENTIVE PLAN

APPLIED MATERIALS, INC. (the "Company"), having adopted the
Applied Materials, Inc. 1995 Equity Incentive Plan (the "Plan"), and having amended the Plan on one prior occasion, hereby amends the Plan as follows:

1. Effective as of December 10, 1998, Section 2.39 is amended by substituting the following for the first sentence thereof:

"Retirement" means, in the case of an Employee, a Termination of Service by an Employee who at the time of the Termination has both (a) attained at least age 60, and (b) completed at least 10 Years of Service. For this purpose, "Years of Service" means the number of full months from the Employee's latest hire date with the Company or an Affiliate to the date in question, divided by 12. The
Employee's latest hire date shall be determined after giving effect to the non-401(k) Plan principles of North American Human Resources Policy
No. 2-06, Re-Employment of Former
Employees/Bridging of Service, as such Policy may be amended or superseded from time to time.
Notwithstanding the preceding, in the case of any Option granted to any Employee prior to December
10, 1998, "Retirement" means a Termination of
Service by reason of the Employee's retirement at or after his or her normal retirement date under the Applied Materials, Inc. Employee Savings and
Retirement Plan, or any successor plan.

        2. Effective as of December 10, 1997, Section 4.1 is amended by deleting the numeral 18,600,000 from the first sentence thereof and substituting the numeral 55,200,000 therefor.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment No. 2 on the date indicated below.


                                     APPLIED MATERIALS, INC.

Dated:  June 9, 1999                 By /s/ Donald A. Slichter
                                     Title: Secretary